For period ended 12/31/2003
Registrant Name: American AAdvantage Mileage Funds
File Number: 811-9018

EX-99.906CERT

William F. Quinn and Rebecca L. Harris, respectively, the President and Treasurer of the American AAdvantage Mileage Funds (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ William F. Quinn                        /s/ Rebecca L. Harris
--------------------                        ---------------------
William F. Quinn                            Rebecca L. Harris
President                                   Treasurer
American AAdvantage Mileage Funds           American AAdvantage Mileage Funds


Date: March 9, 2004

A signed original of this written statement required by Section 906 has been provided to American AAdvantage Mileage Funds and will be retained by American AAdvantage Mileage Funds and furnished to the Securities and Exchange Commission or its staff upon request.